EXHIBIT 99

NEWS MEDIA CONTACT:
Edgar P. McDougal
(847) 286-9669

INVESTOR CONTACT:
Scott A. Bohaboy
(847) 286-7419

FOR IMMEDIATE RELEASE:
October 21, 2004

SEARS REPORTS THIRD QUARTER 2004 RESULTS

        HOFFMAN ESTATES, Ill. -- Sears, Roebuck and Co. (NYSE: S) today reported a net loss of $61 million, or $0.29 per share on an average base of 210.7 million common equivalent shares, for the third quarter ended October 2, 2004, compared with net income of $147 million, or $0.52 per share on an average base of 281.0 million common equivalent shares in the third quarter of 2003. The prior year results include the results of the domestic Credit and Financial Products and National Tire & Battery (NTB) businesses divested in the fourth quarter of 2003.

        "A number of factors contributed to a disappointing third quarter, including softer retail demand, larger than expected costs associated with seasonal transitions and a slower ramp up of sales following certain business resets," said Chairman and CEO Alan J. Lacy.

        Sears' third quarter 2003 earnings included a pretax charge of $141 million, or $0.32 per share, related to the company's refinement of its business strategy for The Great Indoors.

Domestic

        The Domestic segment, which includes all domestic retail formats as well as the company's corporate functions, reported an operating loss of $106 million for the third quarter of 2004, compared with operating income of $222 million in the third quarter of 2003. The prior year results included operating income of $369 million and $6 million, respectively, from the divested domestic Credit and Financial Products and NTB businesses, and a pretax charge of $141 million related to the company's refinement of its business strategy for The Great Indoors. Of the $141 million charge, $112 million was reflected in special charges and impairments and $29 million in cost of sales, buying and occupancy.

        Merchandise sales and services revenues for the 2004 third quarter were $7.1 billion, compared with $7.4 billion in the prior year period. Prior year revenues include $115 million attributable to NTB. Sales decreases across most categories within the full-line stores more than offset sales increases in certain specialty store formats and the $39 million of revenues earned under the long-term alliance with Citigroup. Overall, domestic comparable store sales decreased 4.0 percent in the third quarter of 2004.

        The gross margin rate for the quarter decreased to 25.9 percent in the current year from 26.7 percent in the prior year as weaker sales drove increased promotional and clearance markdowns within the home and apparel businesses which more than offset the revenues earned under the long-term alliance with Citigroup.

        Selling and administrative expenses for the third quarter were $1.7 billion. The prior year selling and administrative expenses of $2.0 billion included $184 million related to divested businesses.

        Interest of $39 million for the 2004 third quarter included $14 million attributable to interest expense related to the legacy debt of the former Credit and Financial Products business.

Sears Canada

        Sears Canada reported operating income of $21 million for the third quarter of 2004, compared with operating income of $20 million in the third quarter of 2003.

        Revenues for the third quarter increased 11.2 percent to $1.2 billion due to increased sales across most formats as well as the effects of foreign exchange.

        The gross margin rate declined to 27.7 percent in the current year quarter from 29.2 percent in the prior year, primarily due to a change in sales mix weighted more heavily toward lower margin products, including home appliances and furniture, and increased promotional activity.

        Selling and administrative expenses as a percentage of revenues decreased to 25.0 percent in the current year quarter from 25.7 percent in the prior year, primarily due to a reduction in advertising costs.

Significant Developments

        On September 29, 2004, the company closed the acquisition of ownership or leasehold interest in 50 stores from Kmart Holding Corporation for $575.9 million. The company has paid 30 percent of the overall purchase price for these properties, with the remaining 70 percent to be paid upon Sears taking possession of the stores. Sears will take possession of the stores in spring 2005 and expects to convert them to Sears nameplates by the fourth quarter of 2005. Sears also agreed to make lease payments to Wal-Mart under subleases for six Wal-Mart stores. Sears has taken possession of two Wal-Mart stores and has targeted possession of an additional two stores in 2005 and the remaining two stores in 2006.

Financial Position

        As a result of the sale of the domestic Credit and Financial Products business in November 2003 and related liability management actions, the company's domestic term debt position has been reduced to $2.9 billion as of the end of the current fiscal year quarter, down from $22.7 billion at the prior year quarter end and $5.3 billion at year end. The company retired $23 million of domestic term debt in the third quarter of 2004 and expects to retire an additional $150 million by year-end 2004.

Share Repurchase

        During the third quarter of 2004, the company repurchased 6 million common shares at a total cost of approximately $225 million, or an average price of $36.64 per share. As of October 2, 2004, the company had remaining authorization to repurchase approximately $500 million of common shares by December 31, 2006, under its existing share repurchase program approved by the board of directors in October 2003. The remaining shares may be purchased in the open market, through self-tender offers or through privately negotiated transactions. Timing will depend on prevailing market conditions, alternative uses of capital and other factors.

Outlook

        "Based on our sales and margin performance over the past two quarters, coupled with a more cautious holiday outlook, we have adopted a more conservative outlook for the fourth quarter. While we remain optimistic about a favorable holiday shopping season, we believe that it is appropriate to lower our fourth quarter sales and margin assumptions," Lacy said.

        For the year, the company now expects earnings per share, before the cumulative effect of change in accounting principle, but including $0.24 per share related to the second quarter special charges and additional depreciation, to be between $1.46 and $1.66. This outlook reflects the lower than expected year-to-date results, assumes fourth quarter domestic comparable store sales to be flat and lowers the projected fourth quarter gross margin rates. This full-year outlook includes the negative carrying cost of approximately $0.20 to $0.25 per share on the company's remaining legacy debt related to its former Credit and Financial Products business.

Forward-Looking Statements

        This release contains guidance on full-year 2004 earnings per share and fourth quarter revenues and gross margins, statements regarding the conversion and opening of the Kmart and Wal-Mart stores acquired by Sears, and statements about our expectations concerning additional debt retirement and share repurchases. These statements are forward-looking statements based on assumptions about the future that are subject to risks and uncertainties, and actual results may differ materially from the results projected in the forward looking statements. Risks and uncertainties that may cause actual results to differ materially include competitive conditions in retail and related services industries; changes in consumer confidence, tastes, preferences and spending; the availability and level of consumer debt; the successful execution of, and customer response to, the company's strategic initiatives, including the full-line store strategy and the conversion and integration of the Kmart and Wal-Mart stores and other new store locations; the possibility that the company will identify new business and strategic options for one or more of its business segments, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships; trade restrictions, tariffs and other factors potentially affecting the company's ability to find qualified vendors and access products in an efficient manner; the company's ability to successfully implement its initiatives to improve its inventory management capabilities; the outcome of pending legal proceedings; anticipated cash flow; social and political conditions such as war, political unrest and terrorism or natural disasters; the possibility of negative investment returns in the company's pension plan; changes in interest rates; volatility in financial markets; changes in the company's debt ratings, credit spreads and cost of funds; the possibility of interruptions in systematically accessing the public debt markets; general economic conditions and normal business uncertainty. In addition, Sears typically earns a disproportionate share of its operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available.

Webcast

        Sears will webcast its third quarter earnings conference call at 10:30 a.m. EDT/9:30 a.m. CDT today. Investors and the media are invited to listen to the call through the company's website at http://www.sears.com/investors, under "Presentations & Audio Archives". Software necessary to listen to the webcast (Windows Media or Real Player) can be downloaded from the webcast site. Downloading the software may take up to 22 minutes with a 56k modem. A telephone replay of the call will be available beginning at approximately 12:30 p.m. EDT/11:30 a.m. CDT today. The replay number is 1-800-873-2089, access code: 7502. A replay of the conference call will also be available on the company's website at http://www.sears.com/investors, under "Presentations & Audio Archives".

About Sears

        Sears, Roebuck and Co. is a leading broadline retailer providing merchandise and related services. With revenues in 2003 of $41.1 billion, the company offers its wide range of home merchandise, apparel and automotive products and services through more than 2,300 Sears-branded and affiliated stores in the U.S. and Canada, which includes approximately 870 full-line and 1,100 specialty stores in the U.S. Sears also offers a variety of merchandise and services through sears.com, landsend.com and specialty catalogs. Sears is the only retailer where consumers can find each of the Kenmore, Craftsman, DieHard and Lands' End brands together - among the most trusted and preferred brands in the U.S. The company is the largest provider of product repair services with more than 14 million service calls made annually.

# # #

SEARS, ROEBUCK AND CO.
CONSOLIDATED INCOME

	For the 13 Weeks Ended		For the 39 Weeks Ended
(millions, except earnings per common share)	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003

REVENUES
Merchandise sales and services	$ 8,210	$ 8,409	$ 24,613	$ 24,734
Credit and financial products revenues	85	1,385	257	4,136
Total revenues	8,295	9,794	24,870	28,870

COSTS AND EXPENSES
Cost of sales, buying and occupancy	6,062	6,137	17,965	18,013
Selling and administrative	2,009	2,229	5,967	6,638
Provision for uncollectible accounts	16	567	43	1,511
Depreciation and amortization	227	226	717	681
Interest, net	66	281	210	847
Special charges and impairments	-	112	41	140
Total costs and expenses	8,380	9,552	24,943	27,830

Operating (loss)/ income	(85)	242	(73)	1,040
Other income, net	6	2	58	16

(Loss)/ income before income taxes, minority interest and
cumulative effect of change in accounting principle	(79)	244	(15)	1,056

Income tax benefit/ (expense)	25	(91)	2	(392)

Minority interest	(7)	(6)	(15)	(16)

(Loss)/ income before cumulative effect of change
in accounting principle	(61)	147	(28)	648

Cumulative effect of change in accounting principle	-	-	(839)	-

NET (LOSS)/ INCOME	$ (61)	$ 147	$ (867)	$ 648

(LOSS)/ EARNINGS PER COMMON SHARE

Basic
(Loss)/ earnings per share before cumulative
effect of change in accounting principle	$ (0.29)	$ 0.53	$ (0.13)	$ 2.18

Cumulative effect of change in
accounting principle	$ -	$ -	$ (3.90)	$ -

(Loss)/ earnings per share	$ (0.29)	$ 0.53	$ (4.03)	$ 2.18

Diluted
(Loss)/ earnings per share before cumulative
effect of change in accounting principle	$ (0.29)	$ 0.52	$ (0.13)	$ 2.17

Cumulative effect of change in
accounting principle	$ -	$ -	$ (3.90)	$ -

(Loss)/ earnings per share	$ (0.29)	$ 0.52	$ (4.03)	$ 2.17

Average common equivalent shares outstanding	210.7	281.0	215.0	298.7

SEARS, ROEBUCK AND CO.
CONSOLIDATED BALANCE SHEET

(millions)
	October 2,	September 27,	January 3,
	2004	2003	2004
Assets
Current assets
Cash and cash equivalents	$ 2,734	$ 1,546	$ 9,057
Sears Canada credit card receivables	1,929	1,939	1,998
Less allowance for uncollectible accounts	33	51	42
Net credit card receivables	1,896	1,888	1,956
Other receivables	567	632	733
Merchandise inventories, net	6,400	6,243	5,335
Prepaid expenses, deferred charges and other current assets	645	517	407
Deferred income taxes	674	818	708
Assets held for sale	--	27,818	--
Total current assets	12,916	39,462	18,196

Property and equipment, net	6,632	6,660	6,788
Deferred income taxes	295	443	378
Goodwill	956	945	943
Tradenames and other intangible assets	709	710	710
Other assets	1,144	870	708
Total assets	$ 22,652	$ 49,090	$ 27,723

Liabilities
Current liabilities
Short-term borrowings	$ 823	$ 6,179	$ 1,033
Current portion of long-term debt and capitalized lease obligations	786	2,595	2,950
Merchandise payables	3,123	3,305	3,106
Income taxes payable	558	607	1,867
Other liabilities	3,075	3,146	2,950
Unearned revenues	1,262	1,245	1,244
Other taxes	487	472	609
Liabilities held for sale	--	10,602	--
Total current liabilities	10,114	28,151	13,759

Long-term debt and capitalized lease obligations	4,070	12,121	4,218
Pension and postretirement benefits	1,619	2,010	1,956
Minority interest and other liabilities	1,431	1,319	1,389
Total liabilities	17,234	43,601	21,322

Commitments and Contingent Liabilities

Shareholders' Equity
Common shares	323	323	323
Capital in excess of par value	3,502	3,503	3,519
Retained earnings	10,623	8,945	11,636
Treasury stock - at cost	(8,942)	(6,306)	(7,945)
Deferred ESOP expense	(6)	(27)	(26)
Accumulated other comprehensive loss	(82)	(949)	(1,106)
Total shareholders' equity	5,418	5,489	6,401
Total liabilities and shareholders' equity	$ 22,652	$ 49,090	$ 27,723

Total common shares outstanding	207.6	263.3	230.4

SEARS, ROEBUCK AND CO.

Segment Income Statements

(millions)

For the 13 Weeks Ended October 2, 2004 and September 27, 2003

	Domestic		Sears Canada		Consolidated
	2004	2003*	2004	2003	2004	2003

Merchandise sales and services	$ 7,141	$ 7,449	$1,069	$ 960	$ 8,210	$ 8,409
Credit and financial products revenues	-	1,307	85	78	85	1,385
Total revenues	7,141	8,756	1,154	1,038	8,295	9,794

Costs and expenses
Cost of sales, buying and occupancy	5,289	5,457	773	680	6,062	6,137
Selling and administrative	1,720	1,962	289	267	2,009	2,229
Provision for uncollectible accounts	-	550	16	17	16	567
Depreciation and amortization	199	199	28	27	227	226
Interest, net	39	254	27	27	66	281
Special charges and impairments	-	112	-	-	-	112
Total costs and expenses	7,247	8,534	1,133	1,018	8,380	9,552

Operating (loss)/ income	$ (106)	$ 222	$ 21	$ 20	$ (85)	$ 242

Foreign exchange rate (quarterly average)			0.7650	0.7234

Net (loss)/ income					$ (61)	$ 147

(Loss)/earnings per share					$ (0.29)	$ 0.52

Average shares oustanding					210.7	281.0

* Domestic segment detail for the 13 weeks ended September 27, 2003

		Retail &		Credit &		Corporate &	Total
		Related Services		Financial Products		Other	Domestic

Merchandise sales and services		$ 7,342		$ -		$ 107	$ 7,449
Credit and financial products revenues		-		1,307		-	1,307

Total revenues		7,342		1,307		107	8,756

Costs and expenses
Cost of sales, buying and occupancy		5,415		-		42	5,457
Selling and administrative		1,694		157		111	1,962
Provision for uncollectible accounts		-		550		-	550
Depreciation and amortization		182		4		13	199
Interest, net		24		230		-	254
Special charges and impairments		112		-		-	112
Total costs and expenses		7,427		941		166	8,534

Operating (loss)/ income		$ (85)		$ 366		$ (59)	$ 222

SEARS, ROEBUCK AND CO.

Segment Income Statements

(millions)

For the 39 Weeks Ended October 2, 2004 and September 27, 2003

	Domestic		Sears Canada		Consolidated
	2004	2003**	2004	2003	2004	2003

Merchandise sales and services	$ 21,603	$ 22,027	$3,010	$ 2,707	$ 24,613	$ 24,734
Credit and financial products revenues	-	3,903	257	233	257	4,136
Total revenues	21,603	25,930	3,267	2,940	24,870	28,870

Costs and expenses
Cost of sales, buying and occupancy	15,795	16,098	2,170	1,915	17,965	18,013
Selling and administrative	5,107	5,873	860	765	5,967	6,638
Provision for uncollectible accounts	-	1,467	43	44	43	1,511
Depreciation and amortization	634	599	83	82	717	681
Interest, net	129	766	81	81	210	847
Special charges and impairments	41	140	-	-	41	140
Total costs and expenses	21,706	24,943	3,237	2,887	24,943	27,830

Operating (loss)/ income	$ (103)	$ 987	$ 30	$ 53	$ (73)	$ 1,040

Foreign exchange rate (annual average)			0.7532	0.6974

(Loss)/ income before cumulative effect of change
in accounting principle					$ (28)	$ 648

Cumulative effect of change in accounting principle					$ (839)	$ -

Net (loss)/ income					$ (867)	$ 648

(Loss)/earnings per share					$ (4.03)	$ 2.17

Average shares outstanding					215.0	298.7

** Domestic segment detail for the 39 weeks ended September 27, 2003

		Retail &		Credit &		Corporate &	Total
		Related Services		Financial Products		Other	Domestic

Merchandise sales and services		$ 21,757		$ -		$ 270	$ 22,027
Credit and financial products revenues		-		3,903		-	3,903

Total revenues		21,757		3,903		270	25,930

Costs and expenses
Cost of sales, buying and occupancy		15,991		-		107	16,098
Selling and administrative		4,962		590		321	5,873
Provision for uncollectible accounts		-		1,467		-	1,467
Depreciation and amortization		552		13		34	599
Interest, net		49		717		-	766
Special charges and impairments		128		-		12	140
Total costs and expenses		21,682		2,787		474	24,943

Operating income/ (loss)		$ 75		$ 1,116		$ (204)	$ 987

SEARS, ROEBUCK AND CO.
SUPPLEMENTAL INFORMATION - INVENTORY, STORE COUNT AND SUMMARY OF CERTAIN SIGNIFICANT ITEMS

($ in millions, except earnings per share)

Domestic Inventories:
	October 2,	September 27,	January 3,
	2004	2003	2004

-LIFO	$ 5,666	$ 5,563	$ 4,728
-FIFO	$ 6,247	$ 6,195	$ 5,308

Domestic Retail Stores:
	October 2,	September 27,	January 3,
	2004	2003	2004
Full-line	871	869	871
Specialty	1,115	1,314	1,105
Lands' End	17	16	16
Total Domestic Retail Stores	2,003	2,199	1,992

Summary of Certain Significant Items Affecting the Consolidated Results:(1)

	For the 13 Weeks Ended October 2, 2004		For the 13 Weeks Ended September 27, 2003
	Pretax	Per Share	Pretax	Per Share

Negative carry related to Credit legacy debt	$ 14	$ 0.04	$ -	$ -

Charges associated with the refinement of TGI business strategy	-	-	141	0.32

Proforma effects on the prior year:
Divested Businesses:
Operating income	-	-	(375)	(0.85)
Zero-percent financing costs	-	-	[67]	0.15
Pro forma revenues earned under Citigroup alliance	-	-	[39]	0.09
Total divested businesses	-	-	(269)	(0.61)

Domestic retirement plan accounting change (2)	-	-	[18]	0.04

Total	$ 14	$ 0.04	$ (110)	$ (0.25)

Average common equivalent shares outstanding		210.7		281.0

(1) These items relate to the Company's refinement of the business strategy for The Great Indoors, the results of operations of divested businesses and the change in accounting for domestic retirement plans. Management believes that consideration of these items in addition to reported results provides a better understanding of the Company's financial performance.

(2) Represents the effect on the 13 weeks ended September 27, 2003 assuming that the change in accounting for retirement plans occurred at the beginning of fiscal 2003.

SEARS, ROEBUCK AND CO.
SUPPLEMENTAL INFORMATION - INVENTORY, STORE COUNT AND SUMMARY OF CERTAIN SIGNIFICANT ITEMS

($ in millions, except earnings per share)

Summary of Certain Significant Items Affecting the Consolidated Results:(1)

	For the 39 Weeks Ended October 2, 2004		For the 39 Weeks Ended September 27, 2003
	Pretax	Per Share	Pretax	Per Share

Cumulative effect of change in accounting
for retirement plans	$ -	$ 3.90	$ -	$ -

Curtailment gain on post-retirement medical plans	(30)	(0.09)	-	-

Negative carry related to Credit legacy debt and	[71]	0.22	-	-
related debt retirement costs

Employment termination costs	[41]	0.12	[28]	0.06

Charges associated with the refinement of TGI business strategy	-	-	141	0.30

Accelerated depreciation resulting from CSC purchased
services transaction	[39]	0.12	-	-

Proforma effects on the prior year:
Divested Businesses:
Operating income	-	-	(1,144)	(2.43)
Zero-percent financing costs	-	-	184	0.39
Pro forma revenues earned under Citigroup alliance	-	-	112	0.24
Total divested businesses	-	-	(848)	(1.80)

Domestic retirement plan accounting change (2)	-	-	[51]	0.11

Total	$ 121	$ 4.27	$ (628)	$ (1.33)

Average common equivalent shares outstanding		215.0		298.7

(1) These items relate to the Company's refinement of the business strategy for The Great Indoors, the results of operations of divested businesses and the change in accounting for domestic post-retirement medical and retirement plans. Management believes that consideration of these items in addition to reported results provides a better understanding of the Company's financial performance.

(2) Represents the effect on the 39 weeks ended September 27, 2003 assuming that the change in accounting for retirement plans occurred at the beginning of fiscal 2003.